Exhibit 99.1

CONTACTS:

Brad Driver, investor relations

408.503.2943

brad.driver@corp.palm.com

Marlene Somsak, media relations

408.503.2592

marlene.somsak@corp.palm.com

Palm Reports Q1 FY’04 Results

Revenue Up 3%, Gross Margin Strong at 34.7%

MILPITAS, Calif., Sept. 18, 2003 – Palm, Inc. (Nasdaq: PALM), which consists of two operating units – Palm Solutions Group and PalmSource – today reported revenues of $177.4 million for the first quarter of fiscal year 2004, ended Aug. 29, 2003, up 3.0 percent from the $172.3 million reported during the comparable quarter a year ago.

For the first quarter of fiscal year 2004, net loss, in accordance with generally accepted accounting principles (GAAP), was $21.7 million, or $(0.74) per share. This net loss included restructuring charges of $2.7 million, amortization of intangible assets of $0.3 million and separation costs associated with the pending spin-off of PalmSource of $1.9 million. This compares to a GAAP net loss for the first quarter of fiscal year 2003 of $258.7 million or $(8.93) per share.

Net loss in the first quarter of fiscal year 2004, measured on a non-GAAP basis, totaled $16.9 million, or $(0.58) per share, excluding the effects of amortization of intangible assets, separation costs and restructuring charges. This compares to a non-GAAP net loss in the first quarter of fiscal year 2003 of $36.4 million, or $(1.26) per share, which excluded the effects of amortization of intangible assets, separation costs, restructuring charges and the change in the valuation allowance for deferred tax assets.

“Palm Solutions Group and PalmSource demonstrated continued strong execution,” said Eric Benhamou, Palm, Inc. chairman and interim chief executive officer. “Each business posted year-over-year revenue growth. We improved our gross margin, strengthened our balance sheet with an increase in our cash balance and managed our inventory to 20 turns. As we look to the near and medium term, we notice many indications of a new growth wave in the making for the mobile device industry.”

The company noted the following operational highlights in the first quarter of fiscal year 2004 over the comparable quarter last year:

•	Revenue rose 3 percent, helped by an increase in average selling prices to $231 from $167, reflecting the company’s recent introduction of fully featured products in the Zire consumer subbrand and the Tungsten mobile professional and business subbrand;

•	GAAP gross margin of 34.7 percent vs. 30.7 percent;

•	Expenses for sales and marketing, research and development, and general and administrative costs of $77.1 million vs. $86.5 million;

•	GAAP operating loss of $20.1 million, down 42.8 percent; non-GAAP operating loss of $15.2 million, down 52.3 percent;

•	Inventory turns improved to 20 from 9; and

•	Cash-to-cash conversion cycle improved to 4 from 7.

During the quarter, Palm, Inc. announced the following:

•	The board of directors of Palm, Inc. unanimously approved a transaction that includes the spin-off of PalmSource and the acquisition of Handspring. Upon shareholder approval, two new publicly traded companies will emerge: a leading handheld-software platform company and an even stronger market leader in mobile devices and solutions;

•	Palm filed a Form S-4 with the Securities and Exchange Commission in support of the proposed acquisition and spin-off, which has cleared Hart-Scott-Rodino antitrust review; and

•	A new name for Palm, Inc. following the spin-off and acquisition transaction: palmOne, Inc.

Palm Solutions Group Update

During the quarter, Palm Solutions Group – responsible for the world-leading Palm branded handhelds, accessories and add-on hardware and software – announced the following:

•	The Palm Tungsten T2 handheld – a new product for mobile professionals and business – with more memory and software;

•	Expanded collaboration with IBM to create an ideal handheld platform for enterprise software and access to data. It includes the delivery of IBM’s Java Virtual Machine across future Tungsten family handhelds, embracing the 3 million-strong Java developer community; and

•	A net total of $37.0 million raised from institutional investors for general corporate purposes of the Palm Solutions Group.

Palm shipped approximately 645,000 Palm handhelds during its first fiscal quarter, bringing the total number of Palm branded handhelds shipped to date to 22.9 million.

PalmSource Update

During the quarter, PalmSource, Inc., the Palm subsidiary responsible for developing and licensing Palm OS platform – the world’s leading operating system software for handheld computers and smartphones – noted the following highlights:

•	Launch of Palm OS 5 Simplified Chinese Edition, designed for the greater Chinese handheld computer and smartphone market;

•	Announcements of several new Palm Powered smartphones. They include: the GSL Xplore G18, designed for Asian markets; the Samsung SPH i500, a sleek clamshell phone; and a new “Signature Phone” series product from Orange, based on the Handspring Treo 600, which will be sold on Orange’s European networks;

•	Availability of the Garmin iQue 3600 GPS product, based on Palm OS 5;

•	A strategic relationship with PalmGear including PalmGear’s acquisition of PalmSource’s Palm Digital Media unit and an expanded relationship for PalmGear to power PalmSource’s online store; and

•	Strategic relationships with IBM to work together on the development of next-generation Web services applications for Palm Powered devices, and with Visto to build a standard enterprise-grade wireless email client for Palm OS platform.

Approximately 1.2 million Palm Powered™ handhelds were shipped in the quarter, bringing the total number shipped to date from all Palm OS licensees to 30.1 million.

INVESTOR’S NOTE: The company will hold a conference call for the public on Sept. 18, 2003, at 2 p.m. Pacific/5 p.m. Eastern to discuss matters covered in this press release. The dial-in number for the call is 888.335.6680 in the United States and 973.935.8508 for international callers. No pass code is needed. A telephone call replay of the conference call will be available through Oct. 2, 2003, beginning today at approximately 5 p.m. Pacific. The dial-in number for the replay is 877.519.4471 (PIN# 4159001) in the United States and 973.341.3080 (PIN# 4159001) for international callers. The live conference call also will be available over the Internet by logging onto the investor relations section of Palm’s website at http://ir.palm.com. An audio replay and text transcript of the conference call also can be accessed at the same URL beginning on Sept. 18, 2003.

NON-GAAP FINANCIAL MEASURES: The non-GAAP financial measures used in this news release exclude the impact of amortization of intangible assets, separation costs, restructuring charges, the change in the valuation allowance for deferred tax assets and the related income tax provision. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The company’s management refers to these non-GAAP financial measures – such as non-GAAP operating loss and net loss – in making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance, including the company’s ability to provide cash flows to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this news release.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the following: growth in the mobile device industry; the proposed transaction involving the distribution of PalmSource stock to Palm stockholders and the merger involving Handspring and Palm; and the market position of the two new publicly traded companies following such transaction. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: Palm’s ability to hire, retain, integrate and motivate sufficient qualified personnel; Palm’s ability to secure and protect its intellectual property; fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; possible defects in products and technologies developed; Palm’s ability to compete with existing and new competitors; Palm’s ability to successfully operate as two separate companies and possible problems arising from the separation of Palm’s Solutions Group and PalmSource; the approval of the merger and distribution transaction by the Palm and Handspring stockholders; the satisfaction of closing conditions to the merger and distribution transaction, including the receipt of regulatory approvals; the ability of Palm and PalmSource to operate as separate companies after the PalmSource distribution; and the successful integration of Handspring’s employees and technologies with those of Palm. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended May 30, 2003 and its Registration Statement on Form S-4, filed July 3, 2003, as amended. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

About Palm, Inc.

Information about Palm, Inc. is available at http://www.palm.com/aboutpalm.

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Palm OS is a registered trademark and Palm Powered is a trademark of PalmSource, Inc., a subsidiary of Palm, Inc. Palm, Tungsten, Zire and VersaMail are trademarks of Palm, Inc. Other brands may be trademarks of their respective owners.

Palm, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	August 31, 2003	August 31, 2002
Revenues	$177,435	$172,268
Costs and operating expenses:
Cost of revenues (**)	115,592	117,653
Sales and marketing	39,192	44,774
Research and development	25,787	29,916
General and administrative	12,109	11,852
Amortization of intangible assets (*)	302	2,361
Separation costs	1,885	1,426
Restructuring charges	2,670	(581)

Total costs and operating expenses	197,537	207,401

Operating loss	(20,102)	(35,133)
Interest and other income (expense), net	(199)	(3,486)

Loss before income taxes	(20,301)	(38,619)
Income tax provision	1,445	220,126

Net loss	$(21,746)	$(258,745)

Net loss per share:
Basic and diluted	$(0.74)	$(8.93)

Shares used in computing per share amounts:
Basic and diluted	29,349	28,968
(*)Amortization of intangible assets:
Cost of revenues	$204	$1,763
Sales and marketing	—	—
Research and development	65	565
General and administrative	33	33

Total amortization of intangible assets	$302	$2,361

Certain prior year balances have been reclassified to conform to the current year presentation.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

(**) Cost of revenues does not include that portion of amortization of intangible assets related to cost of revenues.

Palm, Inc.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

Excluding effects of amortization of intangible assets, separation costs, and restructuring charges

(In thousands, except per share data)

(Unaudited)

	Three Months Ended August 31, 2003			Three Months Ended August 31, 2002
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenues	$177,435	$—	$177,435	$172,268	$—	$172,268
Costs and operating expenses:
Cost of revenues (**)	115,592	—	115,592	117,653	—	117,653
Sales and marketing	39,192	—	39,192	44,774	—	44,774
Research and development	25,787	—	25,787	29,916	—	29,916
General and administrative	12,109	—	12,109	11,852	—	11,852
Amortization of intangible assets (*)	302	(302)	—	2,361	(2,361)	—
Separation costs	1,885	(1,885)	—	1,426	(1,426)	—
Restructuring charges	2,670	(2,670)	—	(581)	581	—

Total costs and operating expenses	197,537	(4,857)	192,680	207,401	(3,206)	204,195

Operating loss	(20,102)	4,857	(15,245)	(35,133)	3,206	(31,927)
Interest and other income (expense), net	(199)	—	(199)	(3,486)	—	(3,486)

Loss before income taxes	(20,301)	4,857	(15,444)	(38,619)	3,206	(35,413)
Income tax provision	1,445	—	1,445	220,126	(219,141)	985

Net loss	$(21,746)	$4,857	$(16,889)	$(258,745)	$222,347	$(36,398)

Net loss per share:
Basic and diluted	$(0.74)	$0.16	$(0.58)	$(8.93)	$7.67	$(1.26)

Shares used in computing per share amounts:
Basic and diluted	29,349	—	29,349	28,968	—	28,968
(*)Amortization of intangible assets:
Cost of revenues	$204	$(204)	$—	$1,763	$(1,763)	$—
Sales and marketing	—	—	—	—	—	—
Research and development	65	(65)	—	565	(565)	—
General and administrative	33	(33)	—	33	(33)	—

Total amortization of intangible assets	$302	$(302)	$—	$2,361	$(2,361)	$—

The above non-GAAP amounts have been adjusted to eliminate amortization of intangible assets, separation costs, and restructuring charges.

Certain prior year balances have been reclassified to conform to the current year presentation.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

(**) Cost of revenues does not include that portion of amortization of intangible assets related to cost of revenues.

Palm, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value amounts)

	August 31, 2003	May 31, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$266,840	$242,432
Accounts receivable, net of allowance for doubtful accounts of $5,134 and $4,645, respectively	76,631	97,437
Inventories	24,048	22,748
Prepaids and other	8,521	8,406

Total current assets	376,040	371,023
Restricted investments	5,383	2,619
Land not in use	60,000	60,000
Property and equipment, net	30,797	34,622
Goodwill	68,785	68,785
Intangible assets, net	376	976
Deferred income taxes	34,800	34,800
Other assets	2,505	3,801

Total assets	$578,686	$576,626

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$68,437	$83,037
Accrued restructuring	34,722	35,235
Other accrued liabilities	119,296	119,074

Total current liabilities	222,455	237,346
Non-current liabilities:
Long-term convertible debt	50,000	50,000
Deferred revenue and other	13,779	13,494
Minority interest in a consolidated subsidiary	20,582	20,000
Stockholders’ equity:
Preferred stock, $.001 par value, 125,000 shares authorized; none outstanding	—	—
Common stock, $.001 par value, 2,000,000 shares authorized; outstanding Aug. 31, 2003, 31,711 shares; May 31, 2003, 29,232 shares	32	29
Additional paid-in capital	1,161,948	1,123,819
Unamortized deferred stock-based compensation	(458)	(508)
Accumulated deficit	(890,535)	(868,789)
Accumulated other comprehensive income	883	1,235

Total stockholders’ equity	271,870	255,786

Total liabilities and stockholders’ equity	$578,686	$576,626

Certain prior year balances have been reclassified to conform to the current year presentation.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Palm, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	August 31, 2003	August 31, 2002
Cash flows from operating activities:
Net loss	$(21,746)	$(258,745)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,726	6,030
Amortization	1,334	3,861
Deferred income taxes	—	219,625
Impairment of equity investments	—	3,206
Changes in assets and liabilities, net of effect of disposition:
Accounts receivable	20,806	(13,372)
Inventories	(1,300)	9,784
Prepaids and other	(691)	1,251
Accounts payable	(14,600)	(686)
Accrued restructuring	(513)	(8,449)
Other accrued liabilities	(1,613)	12,083

Net cash used in operating activities	(12,597)	(25,412)

Cash flows from investing activities:
Purchases of property and equipment	(1,983)	(4,803)
Disposition of a business	3,700	—
Purchases of restricted investments	(2,764)	(131)
Purchases of short-term investments	—	(9,841)

Net cash used in investing activities	(1,047)	(14,775)

Cash flows from financing activities:
Proceeds from issuance of common stock; private placements	37,015	—
Proceeds from issuance of common stock; employee stock plans	1,067	3
Repurchase of restricted stock grants	(30)	(15)

Net cash provided by (used in) financing activities	38,052	(12)

Change in cash and cash equivalents	24,408	(40,199)
Cash and cash equivalents, beginning of period	242,432	278,547

Cash and cash equivalents, end of period	$266,840	$238,348

Other cash flow information:
Cash (paid) refunded for income taxes	$(414)	$1,654

Cash paid for interest	$(1,272)	$(1,350)

Certain prior year balances have been reclassified to conform to the current year presentation.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

Palm, Inc.

Segment Results Reconciled to Reported Operating Loss Before Income Taxes

(In thousands)

(Unaudited)

	Three Months Ended August 31, 2003			Total Palm
	Solutions Group	PalmSource, Inc.	Eliminations
Revenues	$168,608	$17,132	$(8,305)	$177,435
Cost of revenues (*)	121,228	1,728	(7,364)	115,592
Sales and marketing	34,636	4,556	—	39,192
Research and development	16,855	8,932	—	25,787
General and administrative	8,726	3,383	—	12,109

Segment operating contribution (loss)	(12,837)	(1,467)
Amortization of intangible assets	—	302	—	302
Separation costs	861	1,024	—	1,885
Restructuring charges	2,670	—	—	2,670

Operating income (loss)	(16,368)	(2,793)	(941)	(20,102)
Interest and other income (expense), net	(157)	(42)	—	(199)

Segment income (loss) before income taxes	$(16,525)	$(2,835)	$(941)	$(20,301)

	Three Months Ended August 31, 2002			Total Palm
	Solutions Group	PalmSource, Inc.	Eliminations
Revenues	$164,725	$15,050	$(7,507)	$172,268
Cost of revenues (*)	127,075	1,499	(10,921)	117,653
Sales and marketing	40,726	4,107	(59)	44,774
Research and development	19,241	11,016	(341)	29,916
General and administrative	9,091	2,696	65	11,852

Segment operating contribution (loss)	(31,408)	(4,268)
Amortization of intangible assets	810	1,551	—	2,361
Separation costs	943	483	—	1,426
Restructuring charges	(581)	—	—	(581)

Operating income (loss)	(32,580)	(6,302)	3,749	(35,133)
Interest and other income (expense), net	208	(3,694)	—	(3,486)

Segment income (loss) before income taxes	$(32,372)	$(9,996)	$3,749	$(38,619)

(*) Cost of revenues does not include that portion of amortization of intangible assets related to cost of revenues.

Certain prior year balances have been reclassified to conform to the current year presentation.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.

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